Exhibit 4.f


                [FORM OF LETTER OF CREDIT]

                                [Date ETC's are issued]

           Irrevocable Letter of Credit No. ____
          Expiry Date: Not later than _____, 199_


TO:  NationsBank of Georgia, National Association,
        not individually, but solely as Indenture Trustee
        under the Trust Indenture referred to below
     600 Peachtree Street, N.E.
     GA1-006-09-11
     Atlanta, Georgia  30308


         1. We hereby establish in your favor as trustee for the benefit of certain certificate holders (in such capacity, and together with any successors in such capacity under the Indenture referred to below, "you" or the "Indenture Trustee") under the Trust Indenture and Security Agreement (Federal Express Corporation Trust __)
(the "Indenture") dated as of March 1, 1994 between the Indenture Trustee and First Security Bank of
Utah, National Association (the "Owner Trustee" or the
"Lessor"), this Irrevocable Letter of Credit ("Letter of
Credit") for an aggregate amount up to but not to exceed
________________ United States dollars ($_______________)
(the "Stated Amount") available from time to time in the amounts and subject to the conditions hereinafter provided. This Letter of Credit is issued in connection with the Participation Agreement (Federal Express
Corporation Trust __) dated as of March 1, 1994 (as in effect on the date hereof, the "Participation Agreement") among Federal Express Corporation (the "Lessee"), the
Owner Trustee, LLG Aircraft Leasing, L.P., NationsBank of
South Carolina, National Association, as Pass Through
Trustee, the Indenture Trustee and Westdeutsche Landesbank
Girozentrale, New York Branch, as LC Bank, covering one
Airbus model A310-203 aircraft, equipped with two General
Electric CF6-80A3 engines. Capitalized terms used in this Letter of Credit shall have the respective meanings as provided in Schedule I hereto.

         2. We hereby irrevocably authorize you to draw on us, in accordance with the terms hereinafter set forth, an amount on the relevant Settlement Date equal to (i) in the case of a Partial Draw, the Partial Draw Amount applicable to such Settlement Date and (ii) in the case of a Final Draw, the Final Draw Amount applicable to such Settlement Date. You may effect multiple Partial Draws pursuant to paragraph 3(a)(ii)(A) hereof but only one
Partial Draw pursuant to paragraph 3(a)(ii)(B) hereof and only one Final Draw pursuant to paragraph 3(b) hereof, provided that no drawing hereunder may exceed the Available Amount hereof on the date of such drawing. Only one drawing may be paid on any Settlement Date. The
Available Amount shall automatically be reduced to zero on the Termination Date (after giving effect to any drawings permitted on such date). Each Partial Draw shall pro tanto automatically reduce the Stated Amount of this Letter of Credit and no reinstatement shall occur.

         3.  Funds under this Letter of Credit are
available to you from time to time from the date hereof to the Termination Date against presentation (by the time indicated below) of:

         (a)  if the relevant drawing is a Partial Draw,
     (i) your draft in the form of Exhibit 1 hereto and
     (ii) a completed certificate signed in your name by any two persons purporting to be your Vice Presidents and/or Senior Vice Presidents in the form of (A) in the case of a Partial Draw pursuant to Section 6(b) of the Collateral Agreement, Exhibit 2 hereto, and (B) in the case of a Partial Draw pursuant to Section 6(d) of the Collateral Agreement, Exhibit 3 hereto; and

         (b) if the relevant drawing is a Final Draw, (i) your draft in the form of Exhibit 1 hereto and (ii) a completed certificate signed in your name by any two persons purporting to be your Vice Presidents and/or
     Senior Vice Presidents in the form of Exhibit 4 hereto.

         4. Each draft and certificate shall be dated the date of presentation (which shall be a Business Day) and shall be presented at our office located at 1211 Avenue of the Americas, 24th Floor, New York, New York 10036 (or at any other office in New York, New York which may be designated by us by written notice delivered to you). If we receive any such draft and certificate at our above-specified office, all in conformity with the terms and conditions of this Letter of Credit, prior to 10:00 a.m.
(New York City time) on any Business Day, we will honor the draft by 2:00 p.m. (New York City time) on the relevant Settlement Date. If we receive any such draft and certificate at such office on or after 10:00 a.m. (New
York City time) on any Business Day, for all purposes hereof such draft and certificate shall be deemed presented on the next succeeding Business Day. Payment under this Letter of Credit will be made by wire transfer in Federal Funds to your account at ___________________ or such other account in New York, New York; Atlanta,
Georgia; or _____________ that you may designate to us in writing. Following receipt of a draft and certificate which are not in conformity with this Letter of Credit, we will promptly notify you of such nonconformity and the reason therefor. By accepting this Letter of Credit, you agree (i) to deliver to us a certificate in the form of
Exhibit 5 hereto promptly after the occurrence of (a) the first Payment Date occurring after the Exchange Date, if no drawing hereunder is made pursuant to paragraph
3(a)(ii)(B) hereof or (b) the date 30 days after the Cut-off Date, if a Deemed Event of Loss has occurred but no drawing hereunder has been made pursuant to paragraph 3(b) hereof, and upon receipt of such certificate (but after giving effect to any Partial Draw theretofore made hereunder) the amount of this Letter of Credit shall be reduced to zero and (ii) to return the original hereof to us promptly after the Termination Date.

         5. The "Termination Date" shall be the earliest of 5:00 p.m., New York time, (a) on the Settlement Date of any Final Draw, (b) on the Settlement Date of any Partial
Draw pursuant to paragraph 3(a)(ii)(B) hereof, (c) on the date the Available Amount hereof is otherwise fully drawn or reduced to zero and (d) [THE DATE WHICH IS 365 DAYS
FROM SCHEDULED COMMENCEMENT DATE AND THE NUMBER OF DAYS
UNTIL THE FIRST SPECIAL DISTRIBUTION DATE AT LEAST 20 DAYS
AFTER SUCH 365TH DAY] (or if such date is not a Business
Day, on the next succeeding Business Day).

         6. Any notice referred to herein that is to be given by us to you shall be given by facsimile transmission addressed to you at NationsBank of Georgia, National Association, 600 Peachtree Street, N.E. GA1-006-
09-11, Atlanta, Georgia 30308, telecopier: (404) 607-6534,
Attention: Corporate Trust Administration (or to such other address or facsimile number designated by you by written notice delivered to us) and shall be effective upon receipt of the appropriate answerback or confirmation by you of your receipt of the facsimile transmission. We will also forward a copy of any notice sent by us to you by overnight (or earlier) delivery service to the address set forth above. All drawings and communications to us with respect to this Letter of Credit shall be in writing and shall be addressed to us at 1211 Avenue of the Americas, 24th floor, New York, New York 10036, Attention:
Trade Services Group, and shall specifically refer to the number of this Letter of Credit.

         7. Except as set forth below, this Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits (revision effective
January 1, 1994) International Chamber of Commerce
Publication No. 500, and, as to matters not covered therein, be governed by the law of the State of New York, including without limitation the Uniform Commercial Code as in effect in such State.

         8. This Letter of Credit is not transferrable and the benefit hereof may not be assigned except to a successor trustee to the Indenture Trustee.

         9. This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except as provided in Schedule I and Exhibits 1 through 5 hereto and the notices referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as set forth above.


                       Very truly yours,


                       WESTDEUTSCHE LANDESBANK
                           GIROZENTRALE,
                           NEW YORK BRANCH



                       By________________________________
                         Name:
                         Title:



                       By________________________________
                         Name:
                         Title:





                                              SCHEDULE I
                                                  to
                                           Letter of Credit


         Unless otherwise defined in this Schedule or the Letter of Credit, capitalized terms used herein or therein shall have the meanings assigned thereto in Schedule II to the Participation Agreement. Reference herein to any agreement shall mean such agreement (other than the Lease and Lease Supplement) as in effect on the date of the Letter of Credit.

         "Agreement to Lease" shall mean the Original
Agreement to Lease, as amended and restated as of March 1, 1994, among Lufthansa, the Lessee and the
Lessor, as such agreement is in effect on the date hereof.

         "Airframe" shall mean the Airbus Model A310-203 aircraft (excluding the Engines or engines from time to time installed thereon) contemplated by the Participation
Agreement to be leased on the Commencement Date by the Lessor to the Lessee pursuant to the Lease, and having the manufacturer's serial number __________ and, on and after the Commencement Date, the United States FAA Registration
Number specified in the initial Lease Supplement, including all Parts.

         "Available Amount" shall mean, subject to the second to last sentence of paragraph 2 of the Letter of Credit, as of any Settlement Date the difference between
(i) the Stated Amount and (ii) the aggregate amount paid out pursuant to prior drawings under the Letter of Credit.

         "Basic Rent" shall mean the aggregate periodic rent payable throughout the Basic Term pursuant to Section
3.01 of the Lease.

         "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City and Memphis, Tennessee, and so long as the Lien of the Indenture is in effect, in Atlanta, Georgia, and Columbia, South Carolina, and thereafter in Salt Lake City, Utah.

         "Certificates" shall mean the Equipment Trust
Certificates (Federal Express Corporation Trust ___) issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

         "Collateral Agreement" shall mean the Collateral
Agreement (Trust __), dated as of March 1, 1994, between the Owner Trustee and the Indenture Trustee, as such agreement is in effect on the date hereof.

         "Commencement Date" shall mean the date on which the Aircraft is leased by the Lessor to the Lessee under the Lease, which date shall also be the date of the initial Lease Supplement.

         "Cut-off Date" shall mean the earlier to occur of
(i) the date which is 365 days after the Scheduled
Commencement Date, or any earlier Business Day (but in no event earlier than the Scheduled Commencement Date) specified as the Cut-off Date by the Owner Trustee in an irrevocable written notice (including, without limitation, in any such notice contemplated by Section 12 of the Agreement to Lease) given to the Indenture Trustee not less than 30 days prior thereto and (ii) 30 days after the date of any Pre-Lease Termination Notice in accordance with Section 3 of the Agreement to Lease.

         "Debt Portion" shall mean the amount specified as such on Schedule IV to the Participation Agreement.

         "Exchange Date" shall mean the date on which the Indenture Trustee releases the Debt Portion pursuant to
Section 7(e) of the Collateral Agreement.

         "Final Draw" shall mean any draw under the Letter of Credit contemplated by Section 6(c) of the Collateral
Agreement.

         "Final Draw Amount" shall mean the amount drawn or to be drawn pursuant to a Final Draw.

         "Frankfurt Business Day" shall mean a day which is a Business Day and is a day (other than a Saturday or Sunday) on which commercial banks in Frankfurt, Germany are generally open for the conduct of business.

         "Interest Payment Date" shall mean each ________ and _________, commencing _________, 1994

         "Lease" shall mean the Lease Agreement (Federal
Express Corporation Trust __), in the form of Exhibit B to the Participation Agreement, dated as of the Commencement Date or prior thereto, between the Lessor and the Lessee, as said Lease may from time to time be supplemented or amended, or its terms waived or modified, to the extent permitted by, and in accordance with, the terms of the Indenture, including, without limitation, supplementation by the Lease Supplement.

         "Lease Supplement" shall mean the Lease
Supplement, substantially in the form of Exhibit A to the Lease, entered into between the Lessor and the Lessee.

         "Lufthansa" shall mean Deutsche Lufthansa
Aktiengesellschaft.

         "Partial Draw" shall mean any draw under the Letter of Credit contemplated by Section 6(b) or 6(d) of the Collateral Agreement.

         "Partial Draw Amount" shall mean the amount drawn or be drawn pursuant to any Partial Draw.

         "Payment Date" shall mean any Interest Payment
Date or Sinking Fund Redemption Date.

         "Pre-Funding Prepayment Date" shall mean the date of any prepayment of the Certificates required pursuant to
Section 6.02(a)(vi) of the Indenture.

         "Pre-Funding Termination Notice" shall mean the Pre-Funding Termination Notice provided pursuant to
Section 3 of the Agreement to Lease.

         "Prepayment Price" shall mean the aggregate amount required to be paid pursuant to the last sentence of Section 6.02(b) of the Indenture which amount shall be the sum of the aggregate principal amount of the Certificates, accrued interest on the Certificates to the date of prepayment and all other aggregate sums due to any Holder or the Indenture Trustee under the Indenture, the Participation Agreement or the Lease.

         "Scheduled Commencement Date" shall mean
____________.

         "Settlement Date" shall mean, with respect to any Partial Draw or Final Draw, the first Business Day to fall on or after the fourth Frankfurt Business Day to occur following the day of presentation pursuant to (and determined in accordance with the provisions of) paragraph
4 of the Letter of Credit and otherwise in conformity with all of the terms of the Letter of Credit.

         "Sinking Fund Redemption Date" shall mean the dates specified as such in Section 6.06 of the Indenture.

         "Sinking Fund Redemption Price" shall have the meaning set forth in Section 6.06 of the Indenture.

         "Specified Investments" shall have the meaning assigned thereto in the Collateral Agreement.

         "Stated Amount" shall have the meaning assigned thereto in paragraph 1 of the Letter of Credit.

         "Termination Date" shall have the meaning assigned thereto in paragraph 5 of the Letter of Credit.





                                              EXHIBIT 1
                                                  to
                                           Letter of Credit




                                                    [Place]

                                               [Date], 199_


On [Settlement Date]


     PAY TO                U.S. $[not to exceed relevant
     [Indenture Trustee]        Partial Draw Amount or
                                Final Draw Amount] DOLLARS,

     [Insert wire instructions]


     FOR VALUE RECEIVED AND CHARGE TO ACCOUNT OF LETTER OF
CREDIT
     NO. _______________

     To: Westdeutsche Landesbank Girozentrale
         New York Branch
         1211 Avenue of the Americas, 24th floor
         New York, New York  10036


                           [Indenture Trustee]



                           By ___________________________
                                [Name and Title of
                                Authorized Representative
                                of Indenture Trustee]










                                                EXHIBIT 2
                                                    to
                                             Letter of Credit

              CERTIFICATE FOR A PARTIAL DRAW
         (Letter of Credit Paragraph 3(a)(ii)(A))

To: Westdeutsche Landesbank Girozentrale
  New York Branch
  1211 Avenue of the Americas, 24th Floor
  New York, New York 10036
  Attn:  Trade Services Group

       The undersigned, duly authorized representatives of [Indenture Trustee], beneficiary under that certain Irrevocable Letter of Credit No. __________ dated __________ (the "Letter of Credit") issued by Westdeutsche Landesbank Girozentrale, New York Branch, hereby certify as follows:

       1. The Exchange Date has not occurred prior to the date hereof and the Payment Date to which this Partial Draw relates is ____________, 199_.

       2. The Partial Draw Amount for such Payment Date is calculated as follows:

       (a) The amount of cash expected to          $_________
           be in the Collateral Account on
           such Payment Date (giving effect to any
           income from or proceeds of any Specified
           Investments scheduled to mature on or prior to such Payment Date)

       (b) The Debt Portion                        $_________

       (c) The excess of (a) over (b)              $_________

       (d) The aggregate amount of interest        $_________
           and any Sinking Fund Redemption
           Price due with respect to the
           Certificates as of such Payment Date

       (e) The excess of (d) over (c)              $_________

       (f) The Available Amount of the             $_________
           Letter of Credit

       (g) The Partial Draw Amount (i.e., the      $_________
           lesser of (e) and (f))

       3. The amount of the accompanying draft for the Partial Draw does not exceed the Available
           Amount under the Letter of Credit as of the date for payment thereof (but without giving effect to such payment).

       4.  The date hereof is a Business Day.

       Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Letter of Credit (including Schedule I thereto).

       IN WITNESS WHEREOF, the undersigned have executed this Certificate as of ____________________, 19__.


                         [Indenture Trustee]


                         By________________________
                         [Name and Title of Authorized
                         Representative of Indenture Trustee]


                         By_______________________
                         [Name and Title of
                         Authorized Representative
                         of Indenture Trustee]





                                                EXHIBIT 3
                                                    to
                                             Letter of Credit


              CERTIFICATE FOR A PARTIAL DRAW
         (Letter of Credit Paragraph 3(a)(ii)(B))

To: Westdeutsche Landesbank Girozentrale
  New York Branch
  1211 Avenue of the Americas, 24th Floor
  New York, New York 10036
  Attn:  Trade Services Group

       The undersigned, duly authorized representatives of [Indenture Trustee], beneficiary under that certain Irrevocable Letter of Credit No. __________ dated __________ (the "Letter of Credit") issued by Westdeutsche Landesbank Girozentrale, New York Branch, hereby certify as follows:

       1. The Exchange Date occurred on _________ and the first Payment Date thereafter is ______________.

       2. The Partial Draw Amount for such Payment Date is as follows:

       (a) The amount of cash expected to be in the        $____________
           Collateral Account on such Payment Date
           (giving effect to income from or proceeds of Specified Investments scheduled to mature on or prior to such Payment Date)

       (b) The excess of (i) the amount of any             $____________
           interest and any Sinking Fund
           Redemption Price due with respect
           to the Certificates as of such
           Payment Date over (ii) the amount
           of Basic Rent due on such Payment
           Date pursuant to the Lease

       (c) The excess of (b) over (a)                      $_________

       (d) The Available Amount of the                     $_________
           Letter of Credit

       (e) The Partial Draw Amount (i.e., the              $_________
           lesser of (c) and (d))

       3. The amount of the accompanying draft for the Partial Draw does not exceed the Available Amount under the Letter of Credit as of the date for payment thereof (but without giving effect to such payment).

       4.  The date hereof is a Business Day.

       Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Letter of Credit (including Schedule I thereto).

       IN WITNESS WHEREOF, the undersigned have executed this Certificate as of ____________________, 19__.


                         [Indenture Trustee]


                         By________________________________
                           [Name and Title of Authorized
                           Representative of Indenture Trustee]


                         By________________________________
                           [Name and Title of Authorized
                           Representative of Indenture Trustee]





                                                EXHIBIT 4
                                                    to
                                             Letter of Credit

               CERTIFICATE FOR A FINAL DRAW
             (Letter of Credit Paragraph 3(b))

To: Westdeutsche Landesbank Girozentrale
  New York Branch
  1211 Avenue of the Americas, 24th Floor
  New York, New York 10036
  Attn:  Trade Services Group

       The undersigned, duly authorized representative of [Indenture Trustee], beneficiary under that certain Irrevocable Letter of Credit No. __________ dated __________ (the "Letter of Credit") issued by Westdeutsche Landesbank Girozentrale, New York Branch, hereby certify as follows:

       1. The Indenture Trustee has received notice of prepayment of the Certificates pursuant to
           Section 6.02(a)(vi) of the Indenture and the Pre-
           Funding Prepayment Date is to be ___________ __,
           199_.

       2.  The Final Draw Amount is calculated as follows:

       (a) The amount of cash expected        $_____________
           to be in the Collateral Account
           on such Pre-Funding Prepayment
           Date (giving effect to any
           income from or proceeds of any
           Specified Investment scheduled
           to mature on or prior to such
           Pre-Funding Prepayment Date)

       (b) The aggregate Prepayment Price     $_____________
           due with respect to the
           Certificates as of such Pre-
           Funding Prepayment Date

       (c) The excess of (b) over (a)         $_____________

       (d) The Available Amount of the        $_____________
           Letter of Credit

       (e) The Final Draw Amount (i.e., the   $_____________
           lesser of (c) and (d))

       3. The amount of the accompanying draft for the Final Draw does not exceed the Available Amount as of the date for payment thereof (but without giving effect to such payment).

       4.  The date hereof is a Business Day.

       Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Letter of Credit (including Schedule I thereto).

       IN WITNESS WHEREOF, the undersigned have executed this Certificate as of ____________________, 19__.


                         [Indenture Trustee]


                         By________________________________
                         [Name and Title of Authorized
                         Representative of Indenture Trustee]


                         By________________________________
                         [Name and Title of Authorized
                         Representative of Indenture Trustee]





                                                EXHIBIT 5
                                                    to
                                             Letter of Credit

                   REDUCTION CERTIFICATE
              (Letter of Credit Paragraph 4)

To:  Westdeutsche Landesbank Girozentrale
  New York Branch
  1211 Avenue of the Americas, 24th Floor
  New York, New York 10036
  Attn:  Trade Services Group

       The undersigned, duly authorized representative of [Indenture Trustee], beneficiary under that certain Irrevocable Letter of Credit No. __________ dated __________ (the "Letter of Credit") issued by Westdeutsche Landesbank Girozentrale, New York Branch, hereby certify as follows:

       1. [The first Payment Date after the Exchange Date has occurred.] [The date 30 days after the Cut-off Date has occurred.]*

       2. The Stated Amount is reduced to zero and the Letter of Credit is returned herewith to Westdeutsche Landesbank Girozentrale, New York
           Branch.

       Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Letter of Credit (including Schedule I thereto).

       IN WITNESS WHEREOF, the undersigned have executed this Certificate as of ____________________, 19__.


                         [Indenture Trustee]


                         By________________________________
                         [Name and Title of Authorized
                         Representative of Indenture Trustee]


                         By________________________________
                         [Name and Title of Authorized
                         Representative of Indenture Trustee]



* Insert appropriate language.